AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1999
----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                     AUTONATION RECEIVABLES CORPORATION
                (Originator of the Trusts described herein)
           (Exact name of registrant as specified in its charter)

               DELAWARE                              65-092-9038
    (State or other jurisdiction of               (I.R.S. employer
     incorporation or organization)             identification number)

                          200 SOUTH ANDREWS AVENUE
                       FORT LAUDERDALE, FLORIDA 33301
                               (954) 769-4555
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              KATHLEEN W. HYLE
                     AUTONATION RECEIVABLES CORPORATION
                          200 SOUTH ANDREWS AVENUE
                       FORT LAUDERDALE, FLORIDA 33301
                               (954) 769-4555
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                 Copies to:

       FRANK P. NOCCO, ESQ.                   KENNETH A. WRIGHT, ESQ.
    WEIL, GOTSHAL & MANGES LLP       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
        767 FIFTH AVENUE                         919 THIRD AVENUE
     NEW YORK, NEW YORK 10153                   NEW YORK, NY 10022
          (212) 310-8000                          (212) 735-3000

                             ------------------


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration
Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

===================================================================================================
TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
  SECURITIES TO BE         AMOUNT TO BE     AGGREGATE OFFERING    AGGREGATE OFFERING   REGISTRATION
    REGISTERED           REGISTERED(1)(2)   PRICE PER UNIT(2)(3)      PRICE(3)(4)           FEE
---------------------------------------------------------------------------------------------------
Asset-Backed Notes
 and Certificates              --                     --              $1,000,000           $278
---------------------------------------------------------------------------------------------------

(1) If any registered securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $1,000,000. In no event will the aggregate initial offering price of securities registered hereunder exceed $1,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) The proposed maximum offering price per unit or share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(4) Estimate solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

                           ---------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



[TEXT BOX]
Neither the notes, the certificates nor the underlying contracts are insured or guaranteed by AutoNation Receivables Corporation, AutoNation Financial Services Corp. or any governmental agency.

The notes and the certificates will represent obligations of and interests in a trust only and will not represent obligations of or interests in AutoNation Receivables Corporation, AutoNation Financial Services Corp. or any of their affiliates.

This prospectus may be used to offer and sell any series of notes or certificates only if accompanied by the prospectus supplement for that series.


[FLAG]
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, Dated ______, 1999

Prospectus

ANRC AUTO OWNER TRUSTS

AUTONATION RECEIVABLES CORPORATION, Seller
AUTONATION FINANCIAL SERVICES CORP., Servicer
ASSET-BACKED NOTES AND CERTIFICATES

THE TRUSTS:

o may periodically issue asset-backed notes and certificates in one or more series with one or more classes; and

o   will own:

    o fixed rate motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks;

    o  collections on the contracts;

    o security interests in the financed vehicles and the rights to receive proceeds from claims on insurance policies;

    o  funds in the accounts of the trust; and

    o  any enhancements issued in favor of the trust.

THE NOTES:

o will represent obligations of a trust and will be paid only from the assets of that trust;

o will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

o   may have one or more forms of enhancement; and

o will be issued as part of a series which may include one or more classes of notes and certificates.

THE CERTIFICATES:

o will represent beneficial interests in a trust and will be paid only from the assets of that trust;

o   may have one or more forms of enhancement;

o will be issued as part of a series which may include one or more classes of notes and certificates;

o may be offered to the public or retained by the seller or one of its affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is ______, 1999



                             TABLE OF CONTENTS

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND
THE PROSPECTUS SUPPLEMENT...............................................4

THE TRUSTS..............................................................5
   General..............................................................5

THE TRUSTEES............................................................6

AUTONATION FINANCIAL SERVICES' PORTFOLIO OF
MOTOR VEHICLE CONTRACTS ................................................6
   Origination of Motor Vehicle Contracts...............................6
   Underwriting of Motor Vehicle Contracts..............................7
   Insurance...........................................................10
   Collection Procedures...............................................10
   Modifications and Extensions........................................11
   Delinquency and Loan Loss Information...............................12

THE CONTRACTS..........................................................12
   Receivables Pool....................................................12
   Calculation Method..................................................13

PREFUNDING ARRANGEMENTS................................................13

MATURITY AND PREPAYMENT CONSIDERATIONS.................................14

POOL FACTOR AND POOL INFORMATION.......................................15

USE OF PROCEEDS........................................................15

THE SELLER.............................................................16

AUTONATION FINANCIAL SERVICES CORP.....................................17
   General.............................................................17
   Year 2000 Issues....................................................18

AUTONATION, INC........................................................18

DESCRIPTION OF THE SECURITIES..........................................19
   General.............................................................19
   The Notes...........................................................19
   The Certificates....................................................20
   Ratings of the Securities...........................................20
   Principal and Interest on the Securities............................21
   Book-Entry Registration.............................................21
   DTC's Year 2000 Efforts.............................................23
   Definitive Securities...............................................24
   List of Securityholders.............................................25
   Statements to Securityholders.......................................25

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS...................26
   Sale and Assignment of the Contracts................................27
   The Collection Account and Eligible Investments.....................29
   Other Accounts......................................................29
   Payments on Contracts...............................................29
   Payments and Distributions on the Securities........................30
   Credit and Cash Flow Enhancement....................................31
   Insurance on Financed Motor Vehicles................................31
   Servicer Reports to the Trustees and Security Insurer ..............32
   Optional Purchase of Contracts......................................32
   Servicing Fee.......................................................32
   Waivers and Extensions..............................................33
   Realization Upon Defaulted Contracts................................33
   Evidence as to Compliance...........................................33
   Certain Matters Regarding the Servicer..............................34
   Servicer Default....................................................34
   Rights Upon Servicer Default........................................35
   Amendment...........................................................37
   Termination.........................................................37
   The Trustee and Indenture Trustee...................................38
   Administration Agreement............................................39

THE INDENTURE..........................................................40
   Modification of Indenture...........................................40
   Indenture Events of Default; Rights Upon Event of Default...........41
   Certain Covenants...................................................42
   Annual Compliance Statement.........................................43
   Indenture Trustee's Annual Report...................................43
   Satisfaction and Discharge of Indenture.............................44
   The Indenture Trustee...............................................44

CERTAIN LEGAL ASPECTS OF THE CONTRACTS.................................44
   General.............................................................44
   Security Interests in the Financed Motor Vehicles...................45
   Repossession........................................................46
   Notice of Sale; Redemption Rights...................................47
   Deficiency Judgments and Excess Proceeds............................47
   Consumer Protection Laws............................................48
   Other Limitations...................................................49
   Repurchase Obligation...............................................50

CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................50
   Tax Characterization of each Trust..................................51
   Tax Consequences to Holders of the Notes ...........................52
   Taxation of Non-U.S. Holders of Notes...............................56
   Information Reporting and Backup Withholding........................57
   Tax Consequences to Holders of the Certificates.....................58
   Taxation of Non-U.S. Holders of Certificates........................63

ERISA CONSIDERATIONS...................................................64

UNDERWRITING...........................................................66

LEGAL MATTERS..........................................................67

REPORTS TO SECURITYHOLDERS.............................................67

WHERE YOU CAN FIND MORE INFORMATION....................................67

INDEX OF DEFINED TERMS.................................................69




                OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

      We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

      o   the type of securities offered;

      o   the timing and amount of interest and principal payments;

      o   the contracts;

      o   the credit enhancement for each class;

      o   the credit ratings; and

      o   the method for selling the securities.

      WHENEVER INFORMATION IN THE PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

      We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms are defined under the caption "Index of Defined Terms" beginning on page 69 in this prospectus.

                            --------------------


 TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY
     THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.



                                 THE TRUSTS

GENERAL

      Each Trust will from time to time issue asset-backed notes (the "Notes") and may issue asset-backed certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") in one or more series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS
SUPPLEMENT").

      With respect to each series of Securities, AutoNation Receivables Corporation, as seller (the "SELLER"), will establish a separate owner trust (the "TRUST") pursuant to an owner trust agreement (as amended and supplemented from time to time, a "TRUST Agreement") between the Seller and the trustee (the "TRUSTEE") specified in the related Prospectus Supplement for the transactions described herein and in the related Prospectus Supplement. The Notes will represent indebtedness of the related Trust and will be issued and secured pursuant to an indenture (an "INDENTURE") between the Trust and the indenture trustee (the "INDENTURE TRUSTEE") specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, the property of each Trust (the "TRUST PROPERTY") will include:

      (1) a pool of motor vehicle retail installment sales contracts (the "CONTRACTS"), all of which are secured by new and/or used automobiles and/or light-duty trucks (the "FINANCED MOTOR VEHICLES");

      (2)  certain documents relating to the Contracts;

      (3) certain amounts due under the Contracts on or after the Cut-Off Date specified in the related Prospectus Supplement;

      (4) security interests in the related Financed Motor Vehicles and the rights to receive proceeds from claims on certain related insurance policies covering the Financed Motor Vehicles or the related obligors;

      (5) all amounts on deposit in certain trust accounts, including the related Collection Account and any other account identified in the applicable Prospectus Supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the Contracts (the "SERVICER") or as otherwise specified in the related Prospectus Supplement);

      (6) the benefits of any form of credit enhancement identified in the applicable Prospectus Supplement;

      (7) the right of the Seller to cause AutoNation Financial Services to repurchase certain Contracts under certain circumstances; and

      (8) all proceeds of the foregoing.

To the extent specified in the related Prospectus Supplement, an insurance policy, reserve fund or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or the Indenture Trustee for the benefit of holders of the related Securities.

      Each Trust will be formed in accordance with the laws of the State of Delaware. Prior to formation, each Trust will have no assets or obligations. After formation, each Trust will not engage in any activity other than acquiring and holding the related Contracts, issuing the related Securities, distributing payments in respect thereof and certain other activities described herein, in the related Prospectus Supplement and in the Trust Agreement. Each Trust will not acquire any Contracts or assets other than the Trust Property.

      The principal offices of each Trust, the Trustee and the Indenture Trustee will be specified in the applicable Prospectus Supplement.


                                THE TRUSTEES

      The Trustee and the Indenture Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's and the Indenture Trustee's liability in connection with the issuance and sale of the related Securities will be limited solely to the express obligations of such Trustee or Indenture Trustee as set forth in the related Trust Agreement, the Sale and Servicing Agreement and the Indenture. A Trustee or Indenture Trustee with respect to a series of Securities may resign or be removed under the circumstances specified in the related Prospectus Supplement. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.


     AUTONATION FINANCIAL SERVICES' PORTFOLIO OF MOTOR VEHICLE CONTRACTS

ORIGINATION OF MOTOR VEHICLE CONTRACTS

      AutoNation Financial Services originates motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks (each, a "MOTOR VEHICLE CONTRACT"). Motor Vehicle Contracts in AutoNation Financial Services' portfolio are originated from application referrals received from (1) franchised automotive dealerships or used vehicle megastores owned by AutoNation and eight used vehicle megastore licensees (each, an "AUTONATION DEALER") and (2) from a limited number of third party franchised automotive dealerships (each, a "THIRD PARTY DEALER" and together with the AutoNation Dealers, the "DEALERS"). AutoNation owns approximately 380 franchise automotive dealerships in 20 states. These dealerships own and operate franchises granted by the manufacturers of approximately 36 different brands of automobiles and light-duty trucks. In addition, AutoNation operates 35 AutoNation USA used vehicle megastores and licenses eight additional AutoNation USA used vehicle megastores in 13 states. See "AutoNation, Inc."

      Each Dealer from which AutoNation Financial Services receives application referrals has entered into a dealer agreement with AutoNation Financial Services, whereby the applicable Dealer represents, among other things, that:

       (1) it will comply with federal and state laws regarding motor vehicle financing;

       (2) it will obtain the requisite financial information of the obligor required to extend credit; and

      (3) it will truthfully disclose to AutoNation Financial Services such financial information, the identity of the obligor and certain other information in connection with the loan transaction.

      Unless otherwise specified in the related Prospectus Supplement, substantially all of the Contracts included in the Trust Property of a Trust will have been originated by AutoNation Financial Services from application referrals from Dealers.

      AutoNation Financial Services services all of the Motor Vehicle Contracts and initially will serve as the primary servicer of the Contracts included in the Trust Property of a Trust after such Contracts are sold by the Seller to such Trust. From time to time, AutoNation Financial Services may enter into one or more subservicing agreements pursuant to which a subservicer will perform certain servicing functions which may include discounting, funding, customer service, document file keeping, vehicle title processing and collections.

UNDERWRITING OF MOTOR VEHICLE CONTRACTS

      AutoNation Financial Services focuses its originations on the prime auto lending market, lending to individuals with better credit histories and thereby assuming a lower risk of delayed payment or non-payment under the Motor Vehicle Contract. AutoNation Financial Services underwrites Motor Vehicle Contracts referred from Dealers through its Fort Lauderdale, Florida Dealer Service Center (the "DEALER SERVICE CENTER"). Contract processing and underwriting at the Dealer Service Center are open to receive application referrals at all times at which Dealers are open for business.

      Dealers submit applications to AutoNation Financial Services for review and approval either electronically or by facsimile. Electronic credit applications ("ELECTRONIC CREDIT APPLICATIONS") are submitted via an on-line, real time connection established between the Dealer Service Center and the Dealer. Since the Dealer enters and transmits the relevant applicant information directly to the Dealer Service Center without the Dealer Service Center having to re-enter such information into its system, the on-line connection allows for greater efficiency and reduces the turnaround time in the application process. Currently, only AutoNation USA megastores are outfitted with electronic application capabilities. Dealers which do not have on-line capabilities fax applications to a third party credit application entry company that receives the applications, enters the information into its computer system and transmits the application to the Dealer Service Center in the same format as Electronic Credit Applications.

      Each applicant for a Motor Vehicle Contract is evaluated individually based on uniform underwriting standards developed by AutoNation Financial Services. These underwriting standards are intended to assess a potential obligor's ability to repay all amounts due under the Motor Vehicle Contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the Motor Vehicle Contract application. The Motor Vehicle Contract application includes, among other things, the applicant's income, deposit accounts, liabilities, credit history obtained from a third party credit bureau reporting agency, employment history and a description of the financed vehicle intended to secure the Motor Vehicle Contract. Among the criteria considered in evaluating the individual applications are:

      (1) stability of the obligor with specific regard to the obligor's length of residence in their current home, occupation, length of employment and whether the obligor rents or owns his or her home;

      (2) the obligor's payment history based on information known directly by AutoNation Financial Services or provided by various credit reporting agencies with respect to present and past debt;

      (3) a debt service to gross monthly income ratio test;

      (4) the principal amount requested under the Motor Vehicle Contract taking into account the age, type and market value of the related financed vehicle;

      (5)  an empirically derived credit score; and

      (6) a credit bureau score.

      AutoNation Financial Services uses an empirically based credit scoring process to objectively index the applicant's creditworthiness. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. Through the use of credit scoring, AutoNation Financial Services is able to evaluate credit profiles in order to quantify credit risk. AutoNation Financial Services' credit scoring process is periodically reviewed to ensure its validity. In addition to AutoNation Financial Services' credit scoring system, AutoNation Financial Services uses consumer reporting agency scores or credit bureau scores to assist in the underwriting process. The credit bureau score is a factor in evaluating credit risk and provides the basis for the credit score. A credit analyst reviews each application, except for certain applications which are automatically approved upon satisfaction of certain more stringent approval criteria or which are denied upon failure to satisfy certain minimum standards. The AutoNation Financial Services scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions, but are not meant to supersede the judgment of the credit analyst. On occasion, AutoNation Financial Services approves loan applications at variance with its standard credit guidelines. However, to gain approval, a loan application that does not comply with all of AutoNation Financial Services' guidelines must have strong compensating factors that demonstrate the ability of the potential obligor to pay all amounts to become due under the Motor Vehicle Contract. If an application for a Motor Vehicle Contract is approved after failing to comply with AutoNation Financial Services' guidelines, such approval generally occurs because the credit analyst has conditioned the loan on additional requirements, such as a larger down payment.

      After review of an application, a credit analyst and/or manager notifies the applicable Dealer as to whether such application has been approved (subject to the receipt of the required documentation), denied or is the subject of a counter-offer. If the response to the Dealer requires a counter-offer from AutoNation Financial Services (which can include an additional down payment, reduction in the term of the financing, or the addition of a co-signer to the Motor Vehicle Contract), such stipulations become a condition of the approval. Subsequent to approval, if AutoNation Financial Services is the chosen source of financing, AutoNation Financial Services will obtain the necessary documentation for processing the loan, consisting of the following:

      (1)  a signed application;

      (2) the only original and a copy of the executed Motor Vehicle
Contract;

      (3)  an agreement by the obligor to provide insurance;

      (4)  a report of sale or guarantee of title;

      (5)  an application for registration;

      (6)  a co-signer notification (if applicable);

      (7) a copy of the contract for any supplemental warranty purchased with respect to the financed vehicle;

      (8)  acceptable vehicle valuation documentation; and

      (9) any other required documentation.

      Once the appropriate documentation is obtained for funding, the file relating to the Motor Vehicle Contract is forwarded to a contract processor for a pre-funding audit. The contract processor then audits such documents for completeness and consistency with the application, providing final approval for purchase of the Motor Vehicle Contract once these requirements have been satisfied.

      The amount advanced under any Motor Vehicle Contract generally will not exceed, on average, (1) for a new financed vehicle, 105% the manufacturer's suggested retail price plus taxes and title and license fees on the financed vehicle or (2) for a used financed vehicle, 105% of the "retail" value stated in the most recently published National Automobile Dealers Association Used Car Price Guide plus taxes and title and license fees on the financed vehicle. However, the amount advanced under a Motor Vehicle Contract may be different than the maximum permissible amount due to a number of factors, including down payment requirements, trade-in equity and credit score. In addition, in connection with the financing of new and used vehicles, AutoNation Financial Services will also finance extended service contracts and other insurance products under a Motor Vehicle Contract.

      AutoNation Financial Services performs detailed analyses of its portfolio of Motor Vehicle Contracts to evaluate the effectiveness of its credit guidelines and scoring process. If external economic factors, credit delinquency levels or credit loss levels change, credit guidelines are adjusted to maintain a level of asset quality deemed acceptable by AutoNation Financial Services' management. Each day, the credit manager and credit supervisors review a group of Motor Vehicle Contracts to ensure that credit analysts are following AutoNation Financial Services' established policies and procedures. AutoNation Financial Services randomly reviews, on a monthly basis, the quality of the Motor Vehicle Contracts to ensure compliance with established policies and procedures. In accordance with its reasonable business judgment, AutoNation Financial Services' credit underwriting standards may change at any time.

INSURANCE

      The Motor Vehicle Contracts require obligors to maintain specific levels and types of insurance coverage to protect each financed vehicle against loss due to theft or damage. AutoNation Financial Services requires all financed vehicles to have insurance coverage, including comprehensive fire, theft and collision coverage, insuring the financed vehicle in an amount at least equal to the financed vehicle's fair market value. In addition, AutoNation Financial Services requires the obligor's public liability and property damage insurance coverage to meet or exceed the applicable state minimum levels of coverage. All such policies must also require the obligor to provide at least 30 days prior written notice to AutoNation Financial Services before cancellation. The Dealers are responsible for ensuring that each obligor obtains proper insurance coverage and that AutoNation Financial Services is named as loss payee.

COLLECTION PROCEDURES

      Collection activities with respect to delinquent Motor Vehicle Contracts are performed by AutoNation Financial Services or a subservicer on its behalf. Collection activities include prompt investigation and evaluation of the causes of any delinquency.

      AutoNation Financial Services utilizes an automated collection system to assist in collection efforts. The automated collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information), records of all contacts with obligors and, in some cases, automated dialing. This system records the obligor's promise to pay, allows supervisors to review collection personnel activity, permits supervisors to modify priorities regarding which obligors to contact and provides extensive reports concerning Motor Vehicle Contract delinquencies. AutoNation Financial Services initiates contact by mail and/or telephone with any obligor whose Motor Vehicle Contract has become 10 days delinquent. In the event that such contact fails to result in a payment sufficient to bring the scheduled payments current under the Motor Vehicle Contract, personal telephone contact with the obligor is attempted on or after the 15th day of delinquency. Generally, after a Motor Vehicle Contract is delinquent for 60 days and all collection efforts have been exhausted, repossession procedures will be implemented. However, if (1) a Motor Vehicle Contract is deemed uncollectible, (2) the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession or (3) the obligor voluntarily surrenders the financed vehicle, a repossession may occur without regard to the length or existence of payment delinquency. Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 10 to 30 days to redeem the financed vehicle before the financed vehicle is liquidated at auction. Upon the sale of the repossessed vehicle, AutoNation Financial Services will pursue any remaining deficiency to the extent deemed practical and to the extent permitted by law.

      Losses may occur in connection with delinquent Motor Vehicle Contracts and can arise in several ways, including the inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. AutoNation Financial Services' current policy is to recognize losses (1) at the time a Motor Vehicle Contract is deemed uncollectible, (2) during the month $40 or more under a Motor Vehicle Contract becomes 120 days or more past due or (3) if the Financed Motor Vehicle has been repossessed and liquidated, whichever occurs first.

MODIFICATIONS AND EXTENSIONS

      AutoNation Financial Services may, on a case-by-case basis, permit extensions with respect to the due dates (each, a "DUE DATE") of payments on Motor Vehicle Contracts in accordance with its normal and customary servicing practices and procedures. Generally, these extensions are offered only in the following instances:

      (1) if AutoNation Financial Services believes that the obligor's financial difficulty has been resolved or will no longer impair the obligor's ability to make future payments;

      (2) the extension will result in the obligor's payments being brought current;

      (3) the total number of credit-related extensions granted on the Motor Vehicle Contract will not exceed six months in the aggregate or the state maximum, whichever is lower;

      (4) there has been no more than two credit-related extensions granted on the Motor Vehicle Contract in the immediately preceding twelve months; and

      (5) AutoNation Financial Services (or its assignee) had held the Motor Vehicle Contract for at least six months.

Any deviation from this policy requires the concurrence of a collection supervisor, AutoNation Financial Services' collection manager and AutoNation Financial Services' account manager.

DELINQUENCY AND LOAN LOSS INFORMATION

      Certain information concerning the experience of AutoNation Financial Services pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of Motor Vehicle Contracts (including receivables previously sold which AutoNation Financial Services continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any Contracts related to a series of Securities will be comparable to prior experience or to such information.


                                 THE CONTRACTS

THE RECEIVABLES POOL

      The Contracts to be purchased by each Trust (the "RECEIVABLES POOL") will be selected by the Seller based upon the satisfaction of several criteria, including, unless otherwise provided in the related Prospectus Supplement, that each Contract:

       (1) is secured by a Financed Motor Vehicle that was insured at the inception of the loan and, as of the related Cut-off Date, has not been repossessed without reinstatement;

      (2) has not been identified on the computer files of the Seller as relating to an obligor who was the subject of a bankruptcy proceeding as of the related Cut-off Date;

      (3) provides for fully amortizing level scheduled monthly payments and for the accrual of interest at a fixed rate according to the Simple Interest Method; and

      (4) satisfies any additional criteria specified in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, substantially all of the Contracts included in the Trust Property of a Trust will have been originated by AutoNation Financial Services based upon application referrals from AutoNation Dealers. See "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts." The Seller will not use any selection procedures in selecting the Contracts for each Receivables Pool that it believes to be materially adverse to the Securityholders of any series.

      Subsequent Contracts may be originated by AutoNation Financial Services at a later date using credit criteria different from those which were applied to any Contracts initially transferred to a Trust and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Contracts to the applicable Trust, the characteristics of the entire pool of Contracts included in such Trust may vary from those of the Contracts initially transferred to such Trust. See "Prefunding Arrangements".

      Additional information with respect to the Receivables Pool securing each series of Securities will be set forth in the related Prospectus Supplement including, to the extent appropriate, the composition of the Contracts, the distribution by annual percentage rate, the distribution by the states where the Contracts were originated and the portion of such Receivables Pool secured by new vehicles and used vehicles.

CALCULATION METHOD

      Unless otherwise specified in the related Prospectus Supplement, each of the Contracts included in the Trust Property of a Trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method. Under the "SIMPLE INTEREST METHOD" interest due on Motor Vehicle Contracts is calculated daily on the actual principal balance of the Contract on that date. For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest will be less for that period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the Contract as a result of early or late payments, as the case may be.

      The Seller will sell or transfer Contracts having an aggregate principal balance specified in the related Prospectus Supplement as of the date specified therein (the "CUT-OFF DATE") to the applicable Trust. Unless otherwise specified in the related Prospectus Supplement, the purchase price paid by each Trust for each Contract included in the Trust Property of such Trust will reflect the principal balance of such Contract as of the Cut-Off Date calculated under the Simple Interest Method.


                          PREFUNDING ARRANGEMENTS

      To the extent provided in the related Prospectus Supplement for a series of Securities, the related Trust Agreement, the Sale and Servicing Agreement and the Indenture may provide for a commitment by the related Trust to subsequently purchase additional Contracts ("SUBSEQUENT CONTRACTS") from the Seller following the date on which the Trust is established and the related Securities are issued (a "PREFUNDING ARRANGEMENT"). With respect to a series of Securities, the Prefunding Arrangement will require that any Subsequent Contracts transferred to the Trust conform to the requirements and conditions provided in the related Sale and Servicing Agreement. If a Prefunding Arrangement is utilized in connection with the issuance of a series of Securities, the Servicer will establish an account (the "PREFUNDING ACCOUNT") in the name of the Indenture Trustee for the benefit of the Securityholders into which a portion of the net proceeds received from the sale of the Securities (the "PREFUNDED AMOUNT") will be deposited and from which funds will be released during a specified period to purchase subsequent Contracts from the Seller. Upon each conveyance of Subsequent Contracts to the applicable Trust, an amount equal to the purchase price paid by the Seller to AutoNation Financial Services for such Subsequent Contracts will be released from the Prefunding Account and paid to the Seller.

      The utilization of a Prefunding Arrangement for a series of Securities is intended to improve the efficiency of the issuance of such Securities and the sale of the Contracts to the related Trust through the incremental delivery of the applicable Contracts on the Closing Date and during a specified period following the Closing Date for such series of Securities. Prefunding Arrangements allow for a more even accumulation of the Contracts by the Seller and AutoNation Financial Services and the issuance of a larger principal amount of Securities than would be the case without a Prefunding Arrangement.


                   MATURITY AND PREPAYMENT CONSIDERATIONS

      The weighted average life of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the Contracts are paid, which payments may be in the form of scheduled payments or prepayments. Each Contract is prepayable in full by the obligor at any time without penalty. Full and partial prepayments on Motor Vehicle Contracts included in the Trust Property of a Trust will be paid or distributed to the related Securityholders on the next day a principal or interest payment is to be made (each, a "DISTRIBUTION DATE") (or if such day is not a day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law to be closed (each, a "BUSINESS DAY"), on the next succeeding Business Day) following the Collection Period in which they are received. To the extent that any Contract included in the Trust Property of a Trust is prepaid in full (a "FULL PREPAYMENT"), whether by the obligor, or as the result of a purchase by the Servicer or a repurchase by the Seller or otherwise, the actual weighted average life of the Contracts included in the Trust Property of such Trust will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a Contract is repaid. Full Prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Contract to meet certain criteria set forth in the related Sale and Servicing Agreement or purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Contracts made by it in the related Sale and Servicing Agreement. In addition, early retirement of the Securities may be effected by the Servicer exercising its option to purchase the remaining Contracts included in the Trust Property of the Trust on any Distribution Date as of which the Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the original Pool Balance specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements -- Optional Purchase of Contracts."

      The rate of Full Prepayments by obligors on the Contracts may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor's ability to sell or transfer the Financed Motor Vehicle securing a Contract without the consent of the Servicer. Such Full Prepayments reduce the average life of the Contracts.

      AutoNation Financial Services has a limited operating history and limited historical experience with respect to prepayments and can make no prediction as to the actual prepayment rates that will be experienced on the Contracts included in the Trust Property of any Trust in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the Contracts included in the Trust Property of the related Trust.


                      POOL FACTOR AND POOL INFORMATION

      For each Trust, the "POOL FACTOR" will be a six-digit decimal which the Servicer will compute each month indicating the aggregate principal balance of the related Contracts (the "POOL BALANCE") at the end of the month as a fraction of the aggregate principal balance of (1) the Contracts as of the Cut-Off Date (the "ORIGINAL POOL BALANCE") plus (2) any Subsequent Contracts added to such Trust as of the applicable subsequent Cut-Off Date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a Securityholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of such holder's Security by the Pool Factor for that month.

      With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the related Securityholders will receive monthly reports from the Trustee concerning payments received on the Contracts, the Pool Balance, the Pool Factor and certain other information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See "Description of the Securities--Statements to Securityholders."


                              USE OF PROCEEDS

      Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of Securities of a given series will be applied by the applicable Trust (1) to purchase the Contracts from AutoNation Financial Services, (2) to deposit the Prefunded Amount, if applicable, to the Prefunded Account, (3) to repay certain other types of indebtedness incurred in connection with its acquisition of the Contracts and (4) to pay certain other expenses in connection with the issuance of such Securities. AutoNation Financial Services will use such proceeds for general corporate purposes.


                                 THE SELLER

      The Seller, a wholly-owned subsidiary of AutoNation Financial Services, was incorporated under the laws of the State of Delaware on June 18, 1999 and has a limited operating history. The Seller was organized for limited purposes, which include purchasing retail installment sales contracts from AutoNation Financial Services and transferring such contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal offices of the Seller are located at 200 South Andrews Avenue, Fort Lauderdale, Florida 33301. The telephone number of such offices is (954) 769-4555.

      AutoNation Financial Services and the Seller have taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by AutoNation Financial Services under the United States Bankruptcy Code (the "BANKRUPTCY CODE") or similar state laws (collectively, the "INSOLVENCY LAWS") will not result in consolidation of the assets and liabilities of the Seller with those of AutoNation Financial Services. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).

      In addition, the Seller has received the advice of counsel to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of AutoNation Financial Services in the event of the application of any Insolvency Law to AutoNation Financial. However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of AutoNation Financial Services. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments or distributions on any outstanding series of Securities could occur or reductions in the amounts of such payments or distributions could result.

      Unless otherwise specified in the related Prospectus Supplement, the Contracts included in the Trust Property of each Trust will have been sold by AutoNation Financial Services to the Seller pursuant to a receivables purchase agreement between AutoNation Financial Services and the Seller (each, a "RECEIVABLES PURCHASE AGREEMENT"). The Contracts included in the Trust Property of each Trust will be sold by the Seller to such Trust pursuant to a Sale and Servicing Agreement. AutoNation Financial Services and the Seller intend that each transfer of Contracts by AutoNation Financial Services to the Seller under the applicable Receivables Purchase Agreement or otherwise will constitute a "true sale" of the Contracts to the Seller. If a transfer of Contracts constitutes a "true sale," such Contracts and the proceeds thereof would not be part of the bankruptcy estate of AutoNation Financial Services under Section 541 of the Bankruptcy Code should AutoNation Financial Services become the subject of a bankruptcy case subsequent to the transfer of such Contracts to the Seller.

      The Seller has received the advice of counsel to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), subject to certain facts, assumptions and qualifications, in the event that AutoNation Financial Services were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of Contracts to the Seller, the transfer of such Contracts by AutoNation Financial Services to the Seller would be characterized as a "true sale" of the Contracts from AutoNation Financial Services to the Seller and the Contracts and the proceeds thereof would not form part of AutoNation Financial Services' bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If AutoNation Financial Services were to be placed into receivership and a court were to follow the Octagon court's reasoning, Securityholders might experience delays in payment or possibly losses on their investment in the Securities. Counsel has advised the Seller that the facts of the Octagon case appear to be inconsistent with established precedent and the Uniform Commercial Code (the "UCC"). Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.


                     AUTONATION FINANCIAL SERVICES CORP.

GENERAL

        The Contracts included in the Trust Property of each Trust initially will be serviced by AutoNation Financial Services Corp. ("AUTONATION FINANCIAL SERVICES"). AutoNation Financial Services, a wholly-owned subsidiary of AutoNation, was incorporated in the State of Delaware on February 6, 1997. AutoNation Financial Services is dedicated to providing financial products and services to customers of AutoNation's franchised automotive dealerships and megastores and to certain Third Party Dealers. In 1998, its first full year of operations, AutoNation Financial Services had nearly 62,000 customers and almost $1 billion in managed assets. The range of AutoNation Financial Services' products includes retail loan and lease financing, secondary customer referral programs, vehicle protection and maintenance programs and insurance products. AutoNation Financial Services is headed by a management team with extensive experience in the origination and servicing of automobile retail installment sales contracts and loans. AutoNation Financial Services' principal executive offices are located at 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

      As of May 31, 1999, AutoNation Financial Services' servicing portfolio consisted of approximately $1.2 billion of Motor Vehicle Contracts. As of May 31, 1999, approximately 65% of AutoNation Financial Services' servicing portfolio consisted of motor vehicle installment contracts secured by used motor vehicles, and 35% secured by new motor vehicles.

YEAR 2000 ISSUES

      AutoNation Financial Services has an ongoing program designed to address the potential impact of the year 2000 on the ability of AutoNation Financial Services' computerized information systems to accurately process information that may be date sensitive. AutoNation Financial Services has identified its critical data storage and operating systems and has developed plans designed to ensure the readiness of its systems to process dates beyond the year 2000. It is anticipated that AutoNation Financial Services' systems will be year 2000 compliant by the end of 1999.

      The inability of AutoNation Financial Services, its vendors or the parties with whom it contracts to address the necessary year 2000 modifications of computerized information systems could have a material adverse impact on AutoNation Financial Services' operations and financial results, including its ability to collect receivables, pay obligations and process loans and obligor data. Any such impact could have a material adverse effect on Securityholders.


                              AUTONATION, INC.

      AutoNation, Inc. ("AUTONATION") is a publicly-held company incorporated in the State of Delaware. Prior to April 6, 1999, AutoNation was known as Republic Industries, Inc. AutoNation owns approximately 380 franchised automotive dealerships in 20 states. These dealerships own and operate franchises granted by manufacturers of approximately 36 brands of automobiles and light-duty trucks. AutoNation also owns and operates 35 AutoNation USA used vehicle megastores and licenses eight additional AutoNation USA megastores in 13 states. In addition, AutoNation owns one of the nation's largest combined rental fleets through its subsidiaries, Alamo Rent-A-Car, Inc., National Car Rental System, Inc. and CarTemps USA. As of March 31, 1999, AutoNation had total assets of approximately $15,169 million and stockholders' equity of $5,394 million. AutoNation's principal executive offices are located at110 S.E. 6th Street, Fort Lauderdale, Florida 33301.


                       DESCRIPTION OF THE SECURITIES

GENERAL

      A series of Securities may include one or more classes of Notes and Certificates. Each Trust will issue such Notes and Certificates for a particular series to holders of record of the Notes (the "NOTEHOLDERS") and holders of record of the Certificates (the "CERTIFICATEHOLDERS" and, together with the Noteholders, the "SECURITYHOLDERS"). The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes, the Certificates, the Indenture, the Trust Agreement and the related Prospectus Supplement.

THE NOTES

      Each series may include one or more classes of Notes. Such Notes will be issued by the related Trust pursuant to the terms of an indenture (the "INDENTURE"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The related Prospectus Supplement will specify which class or classes of Notes of a series are being offered thereby.

      Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof and will be available in book-entry form only. Except as otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Securities only in the limited circumstances described herein. See "Description of the Securities--Definitive Securities."

      Unless otherwise specified in the related Prospectus Supplement, each class of Notes will have a stated note principal balance specified in the related Prospectus Supplement (the "NOTE PRINCIPAL BALANCE") and will accrue interest on such Note Principal Balance at a specified rate (with respect to each class of Notes, the "NOTE INTEREST RATE"). Each class of Notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Note Interest Rate for each class of Notes specified as being offered by such Prospectus Supplement or the method for determining such Note Interest Rate.

      With respect to a series that includes two or more classes of Notes, as specified in the related Prospectus Supplement, each class may differ as to timing and priority of payments, seniority, allocations of losses, Note Interest Rates or amounts of payments of principal or interest. Payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from certain designated Contracts. In addition, a series may include one or more classes of Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments (the "STRIP NOTES").

      If the Seller, the Servicer or a successor thereto exercises its option to purchase the Contracts of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements-Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

THE CERTIFICATES

      Each series may also include one or more classes of Certificates. Such Certificates will be issued by the related Trust pursuant to the terms of a Trust Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The related Prospectus Supplement will specify which class or classes of Certificates, if any, of a series are being offered thereby.

      Unless otherwise specified in the related Prospectus Supplement, Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof and will be available in book-entry form only. Except as otherwise specified in the related Prospectus Supplement, Certificateholders will be able to receive
Definitive Securities only in the limited circumstances described herein. See "Description of the Securities--Definitive Securities."

      Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will have a stated Certificate principal balance specified in the related Prospectus Supplement (the "CERTIFICATE PRINCIPAL BALANCE") and will accrue interest on such Certificate Principal Balance at a specified rate (the "CERTIFICATE INTEREST RATE"). Each class of Certificates may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Certificate Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Interest Rate for each class of Certificates specified as being offered by such Prospectus Supplement or the method for determining such Certificate Interest Rate.

      With respect to a series that includes two or more classes of Certificates, as specified in the related Prospectus Supplement, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rates or amounts of distributions in respect of principal or interest. Distributions of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from certain designated Contracts. In addition, a series may include one or more classes of Certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions (the "STRIP CERTIFICATES").

RATINGS OF THE SECURITIES

      It will be a condition to the issuance of each class of Notes specified as being offered by the related Prospectus Supplement that such class of Notes be rated in one of the four highest generic rating categories established for such Notes by at least one nationally recognized statistical rating agency (each such rating agency that rates a class of Securities, a "RATING AGENCY"). It will also be a condition to the issuance of each class of Certificates specified as being offered by the related Prospectus Supplement that such class of Certificates receive the rating specified in the related Prospectus Supplement by at least one Rating Agency.

PRINCIPAL AND INTEREST ON THE SECURITIES

      The timing and priority of payment, seniority, allocations of losses,
Note Interest Rates or Certificate Interest Rates, as applicable, and amount of or method of determining payments or distributions of principal of and interest on each class of Securities of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Securities to receive payments or distributions of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Securities of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Securities of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes or Strip Certificates as described above under "Description of the Securities-The Notes" and "-The Certificates." Each class of Securities may have a different Note Interest Rate or Certificate Interest Rate, as applicable, which may be a fixed, variable or adjustable Note Interest Rate or Certificate Interest Rate, as applicable (and which may be zero for certain classes of Strip Notes or Strip Certificates), or may not bear interest, or any combination of the foregoing. One or more classes of Securities of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer exercising its option to purchase the remaining related Contracts.

      In the case of a series of Securities which includes two or more classes of Securities, the sequential order and priority of payments or distributions in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments or distributions in respect of principal and interest of any class of Securities will be made on a pro rata basis among all the Securityholders of such class.

BOOK-ENTRY REGISTRATION

      Unless otherwise specified in the related Prospectus Supplement, each class of Securities offered hereby will be initially represented by one or more global certificates registered in the name of Cede & Co. ("CEDE"), as nominee for the Depository Trust Company ("DTC"). Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through DTC directly if they are participants in DTC ("PARTICIPANTS") or indirectly through Participants.

      Cede, as nominee for DTC, will hold the global Securities of each series. Transfers between Participants will occur in the ordinary way in accordance with DTC rules.

      DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. DTC is owned by a number of its Participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "INDIRECT PARTICIPANTS"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission (the "COMMISSION").

      Owners of beneficial interests in Securities that are in book-entry form ("SECURITY OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest in respect of the Securities from the Indenture Trustee or Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Security Owners of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee or Trustee, as applicable, to Cede, as nominee of DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or such Security Owners. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Security Owners of a given series will not be recognized as Securityholders of such series, and such Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants who, in turn, will exercise the rights of Security Owners through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and is required to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which Security Owners of a given series have accounts with respect to the Securities of such series similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners of such series. Accordingly, although Security Owners will not possess Securities, Security Owners will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.

      DTC will advise the Trustee in respect of each series that it will take any action permitted to be taken by a Securityholder of such series only at the direction of one or more Participants to whose account with DTC the Securities of such series are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholder's interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DTC'S YEAR 2000 EFFORTS

      DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions (including principal and interest payments) to Securityholders, book-entry deliveries and settlement trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be complete within appropriate time frames.

      In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper function of DTC's services.

      The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Seller makes no representations as to the accuracy or completeness of such information.

DEFINITIVE SECURITIES

      Unless otherwise specified in the related Prospectus Supplement, the Securities of a given series will be issued in fully registered, certificated form ("DEFINITIVE SECURITIES") to Security Owners or their nominees rather than to DTC or its nominee, only if (1) the Seller, the applicable Trustee or Indenture Trustee or the Administrator, as applicable, advises the Trustee and Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Securities, and the Seller, the applicable Trustee or Indenture Trustee or the Administrator are unable to locate a qualified successor or (2) after the occurrence of an Indenture Event of Default under the related Indenture or an Event of Default under the related Sale and Servicing Agreement, Security Owners representing in the aggregate more than 50% of the outstanding principal balance of such Securities advise the applicable Trustee and Indenture Trustee through Participants in writing that the continuation of a book-entry system with respect to the Securities through DTC is no longer in the best interest of the Security Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee and Indenture Trustee will be required to notify all Security Owners, through Participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the definitive global Securities representing the Securities and instructions for re-registration, the applicable Trustee and Indenture Trustee will reissue the Securities as Definitive Securities, and thereafter the applicable Trustee and Indenture Trustee will recognize the holders of such Definitive Securities as Securityholders (collectively, "HOLDERS").

      Payments or distributions of principal of, and interest on, the Securities will be made by the Paying Agent directly to Holders of Definitive Securities in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement. Such payments or distributions on each Distribution Date and on the final Distribution Date (as specified in the related Prospectus Supplement) will be made to Holders in whose names the Definitive Securities were registered at the close of business on the Business Day immediately prior to such Distribution Date (such date, the "RECORD DATE"). Payments or distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment or distribution on any Security (whether Definitive Securities or the Security registered in the name of Cede), however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final payment or distribution to Securityholders.

      Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or Indenture Trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of such Definitive Securities, which shall initially be the applicable Trustee or Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee, Indenture Trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

      Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, upon written request of the Servicer, the related Indenture Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Noteholders of record as of the most recent Record Date. Upon written request by three or more holders of the Notes of such series or by Holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes, the Indenture Trustee will afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes.

      Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series upon written request of the Servicer, the related Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the Certificates of such series or by Holders of such Certificates evidencing not less than 25% of the aggregate outstanding principal balance of such Certificates, the related Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

      Neither the Trust Agreement nor the Indenture will provide for the holding of annual or other meetings of Securityholders.

STATEMENTS TO SECURITYHOLDERS

      Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, on each Distribution Date, the applicable Trustee or Indenture Trustee will include with each payment or distribution to each Securityholder a Distribution Date Statement setting forth for such Distribution Date the following information (and any other information so specified in the related Prospectus Supplement):

      (1) the amount of the distribution on or with respect to each class of such Securities allocable to principal;

      (2) the amount of the distribution on or with respect to each class of such Securities allocable to interest;

      (3) the aggregate distribution amount for such Distribution Date;

      (4) the premiums payable to the related Security Insurer, if any, the balance of any fund or account with respect to any credit or liquidity enhancement on such date, after giving effect to changes thereto on such date and the amount to be deposited in the spread account, if any;

      (5) the number of, and aggregate amount of monthly principal and interest payments due on, the related Contracts which are delinquent as of the end of the related collection period (as defined in the related Prospectus Supplement, the "COLLECTION PERIOD") presented in 30-day increments;

      (6) the aggregate Servicing Fee paid to the Servicer with respect to the related Contracts for the related Collection Period;

      (7) the amount available in the Collection Account for payment of the aggregate amount payable or distributable on such Securities, the amount of the Servicing Fee, the amount of any principal or interest shortfall with respect to each class of Securities and the amount required from any applicable Security Insurer pursuant to the related Insurance Policy to pay any shortfall;

      (8) the aggregate amount of proceeds received by the Servicer, net of recoverable out-of-pocket expenses, in respect of a Contract which is a "DEFAULTED CONTRACT" (as such term is defined in the related Prospectus Supplement).

      (9)  the net credit losses for the Collection Period;

      (10) the number and net outstanding balance of Contracts for which the related Financed Motor Vehicle has been repossessed; and

      (11) the Pool Balance.

      Within a reasonable period of time after the end of each calendar year during the term of each Trust, but not later than the latest date permitted by law, the applicable Trustee or Indenture Trustee and the Paying Agent will furnish to each person who on any Record Date during such calendar year was a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."


            DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes certain terms of (1) each sale and servicing agreement (each, a "SALE AND SERVICING AGREEMENT") pursuant to which a Trust will purchase Contracts from the Seller and the Servicer will agree to service such Contracts, (2) each Trust Agreement pursuant to which a Trust will be created and Certificates will be issued and (3) each Administration Agreement pursuant to which AutoNation Financial Services or another party specified in the related Prospectus Supplement will undertake certain administrative duties with respect to a Trust (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Transfer and Servicing Agreement and the related Prospectus Supplement.

SALE AND ASSIGNMENT OF THE CONTRACTS

      Sale and Assignment by AutoNation Financial Services. Prior to the issuance of a series of Securities by the related Trust, pursuant to a Receivables Purchase Agreement, AutoNation Financial Services will sell and assign to the Seller, without recourse, its entire interest in the Contracts, if any, of the related Receivables Pool, including its security interest in the related Financed Motor Vehicles.

      Sale and Assignment by the Seller. Prior to the issuance of a series of Securities by the related Trust, the Seller will sell and assign to the applicable Trustee of such Trust, without recourse, pursuant to a Sale and Servicing Agreement, the Seller's entire interest in the Contracts and the proceeds thereof, including its security interests in the related Financed Motor Vehicles. Each such Contract will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement. The applicable Trustee of such Trust will not independently verify the existence and qualification of any Contracts. The Trustee or Indenture Trustee in respect of such Trust will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive notes and/or certificates representing the related Securities.

      General. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given series will be applied to the purchase of the related Contracts from the Seller and, to the extent specified in the related Prospectus
Supplement, to make the required initial deposit into any reserve fund, spread account or with respect to any other credit or liquidity enhancement.

      Pursuant to each Sale and Servicing Agreement, the Seller will represent to the applicable Trustee and the Trust for the benefit of holders of the Securities and any applicable Security Insurer that:

      (1) each Contract to be included in the Trust Property of such Trust contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

      (2) each such Contract and the sale of the related Financed Motor Vehicle at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contract and sale;

      (3) each such Contract constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally;

      (4) as of the Closing Date, each such Contract was secured by a validly perfected first priority security interest in the Financed Motor Vehicle in favor of the Seller as secured party or all necessary action with respect to such Contract has been taken to perfect a first priority security interest in the related Financed Motor Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust;

      (5) as of the Closing Date, the Seller had good and marketable title to and was the sole owner of each such Contract free of liens, claims, encumbrances and rights of others;

      (6) as of the Closing Date, there are no rights of rescission, offset, counterclaim or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any such Contract;

      (7) as of the Closing Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Motor Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by such Contract;

      (8) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date, the Seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any such Contract exists, and the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any such Contract exists, and the Seller has not waived any of the foregoing;

      (9) each such Contract requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Motor Vehicle;

      (10) each such Contract was originated by AutoNation Financial Services from a Dealer;

      (11) no adverse selection procedures were utilized in selecting such Contracts;

      (12) scheduled payments under each such Contract have been applied in accordance with the method for allocating principal and interest set forth in such Contract (unless otherwise specified in the related Prospectus Supplement, the Simple Interest Method); and

      (13) there is only one original of each such Contract in existence, and such original is being held by the Servicer or its agent on behalf of the Trust and any applicable Security Insurer.

      As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the applicable Trustee or the Servicer that a Contract does not meet any of the criteria required by the Sale and Servicing Agreement, and such failure materially and adversely affects the interests of the Securityholders or any applicable Security Insurer in a Contract, the Seller, unless it cures the failed criterion, will repurchase the Contract from the applicable Trustee at the price specified in the related Prospectus Supplement and, if applicable, all amounts due to any applicable Security Insurer (the "REPURCHASE AMOUNT"). Such repurchase obligation will constitute the sole remedy available to the Securityholders or the applicable Trustee for the failure of a Contract to meet any of the criteria set forth in the Sale and Servicing Agreement.

THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust, the Servicer will establish and maintain one or more accounts, in the name of the related Indenture Trustee on behalf of the related Noteholders and Certificateholders into which all payments made on or with respect to the related Contracts will be deposited (the "COLLECTION ACCOUNT"). Funds in the Collection Account will be invested in Eligible Investments by the Indenture Trustee, acting at the direction of the Servicer. "ELIGIBLE INVESTMENTS," as described in the related Prospectus Supplement, are generally limited to investments acceptable to each Rating Agency rating the applicable Securities and which are consistent with the rating of such Securities. Except as otherwise described in the related Prospectus Supplement, Eligible Investments made with respect to the Collection Account will mature no later than the next following Distribution Date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be paid to the Servicer monthly unless earlier directed by the Servicer.

OTHER ACCOUNTS

      Any other accounts to be established with respect to a Trust, including any Prefunding Account, reserve fund or yield supplement account, will be described in the related Prospectus Supplement (together with the Collection Account, the "TRUST ACCOUNTS"). For any series of Securities, funds in any related reserve fund and such other Trust Accounts as may be identified in the related Prospectus Supplement will be invested in Eligible Investments as provided in the related Sale and Servicing Agreement or Indenture.

PAYMENTS ON CONTRACTS

      With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, all collections on the Contracts will be deposited into or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from obligors. Unless otherwise specified in the related Prospectus Supplement, such collections will include the following:

      (1)  Full Prepayments and partial prepayments;

      (2)  Net Liquidation Proceeds and Net Insurance Proceeds;

       (3) any amounts deposited by AutoNation Financial Services or the Seller, as applicable, in the Collection Account to repurchase Contracts because of certain material defects in documents related to the Contracts or certain breaches of representations or warranties regarding the Contracts made by AutoNation Financial Services or the Seller in the Sale and Servicing Agreement that materially and adversely affect the interests of the Securityholders or any applicable Security Insurer;

      (4) any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants; and

      (5) any amounts deposited by the Servicer into the Collection Account as a result of such entity exercising its right under certain circumstances to purchase all or a portion of the Contracts.

      "NET LIQUIDATION PROCEEDS" are proceeds received by the Servicer (minus Liquidation Expenses) upon liquidation of any Defaulted Contract. "LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a Contract (other than funds used for the repair of the related Financed Motor Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the Servicer of expenses recoverable under such policy.

PAYMENTS AND DISTRIBUTIONS ON THE SECURITIES

      With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, payments and distributions of principal of and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of Securities of such series will be set forth in the related Prospectus Supplement.

      With respect to each Trust, on each Distribution Date collections on the related Contracts will be withdrawn from the related Collection Account and will be paid and distributed to the Securityholders as provided in the related Prospectus Supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the Securityholders on such date to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, payments or distributions in respect of one or more classes of Securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of Securities of such series.

CREDIT AND CASH FLOW ENHANCEMENT

      The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: a surety bond or financial guarantee insurance policy (an "INSURANCE POLICY") provided by a third-party insurer (a "SECURITY INSURER"), subordination of one or more classes of Securities to one or more other classes of securities, a reserve fund, a yield maintenance account, over-collateralization, letters of credit, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or other support as may be described in the related Prospectus Supplement or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

      The presence of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. The credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear an allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

INSURANCE ON FINANCED MOTOR VEHICLES

      Each obligor on a Contract will be required to maintain insurance covering physical damage to the Financed Motor Vehicle of such obligor in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under such Contract. AutoNation Financial Services will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each Financed Motor Vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

SERVICER REPORTS TO THE TRUSTEES AND SECURITY INSURER

      The Servicer will perform certain monitoring and reporting functions for the applicable Indenture Trustee, Trustee, and any Security Insurer, including the preparation and delivery on a specified periodic date set forth in the related Prospectus Supplement (the "SERVICER REPORT DATE") of a statement (the "DISTRIBUTION DATE STATEMENT") setting forth the amounts on deposit in the Collection Account, the sources of such amounts and the amounts to be paid to Securityholders. The Distribution Date Statement shall also include information regarding Contracts purchased by the Servicer or repurchased by the Seller.

OPTIONAL PURCHASE OF CONTRACTS

      Each Sale and Servicing Agreement will provide that the Servicer will have the option to purchase the remaining Contracts included in the Trust Property of a Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related Prospectus Supplement. Any such purchase must be effected at the price specified in the related Prospectus Supplement, if applicable, plus all amounts due to any applicable Security Insurer. In addition, AutoNation Financial Services or the Seller will be required to purchase or repurchase, respectively, Contracts under certain circumstances if certain representations and warranties made by AutoNation Financial Services or the Seller, respectively, are incorrect in any manner that materially and adversely affects the interest of the Securityholders. Additionally, the Servicer will be required to purchase Contracts as to which the Servicer has breached certain servicing covenants.

SERVICING FEE

      The Servicer will be entitled to compensation for the performance of its obligations under each Sale and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, the Servicer shall be entitled to receive on each Distribution Date an amount (the "SERVICING FEE") equal to the product of (1) a specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Distribution Date, the Original Pool Balance. Unless otherwise specified in the related Prospectus Supplement, the Servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee may also be entitled to receive, as servicing compensation, reinvestment earnings on Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

WAIVERS AND EXTENSIONS

      Each Sale and Servicing Agreement will require the Servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related Contracts held by each Trust. Unless otherwise specified in the related Prospectus Supplement, and subject to any limitations set forth therein, the Servicer, consistent with its normal procedures, will be permitted, in its discretion, to (1) waive any late payment charges in connection with delinquent payments on a Contract, (2) waive any prepayment charges and (3) grant an extension in order to work out a default or an impending default; provided that following such extension there will have been no more than two extensions of the related Contract in the last 12 months and the sum of the terms of all such extensions does not exceed six months.

REALIZATION UPON DEFAULTED CONTRACTS

      The Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale of the Financed Motor Vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts. In this regard, the Servicer may sell the Financed Motor Vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.

EVIDENCE AS TO COMPLIANCE

      Each Sale and Servicing Agreement will provide that a firm of independent public accountants will annually furnish to the related Trustee, Indenture Trustee and, if applicable, the related Security Insurer, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Contracts, the Servicer's accounting records and computer files with respect thereto and certain other matters.

      Each Sale and Servicing Agreement will also provide for annual delivery to the related Trustee, Indenture Trustee and, if applicable, the related Security Insurer, of a certificate signed by an authorized officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing
Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer will also give the related Trustee, Indenture Trustee and, if applicable, the related Security Insurer, notice of certain Events of Servicing Termination under the related Sale and Servicing Agreement.

      Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee or Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

      Each Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee, Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement. See "--The Trustee and Indenture Trustee."

      Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Securityholders.

      Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party or any corporation succeeding to the business of the Servicer, or, with respect to the Servicer's obligation as the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT

      Except as otherwise provided in the related Prospectus Supplement, a "SERVICER DEFAULT" under the Sale and Servicing Agreement will consist of any of the following:

      (1) any failure by the Servicer to deposit in or credit to the Collection Account any amount required to be so deposited or credited, which failure continues unremedied for three Business Days after discovery by the Servicer or receipt by the Servicer of written notice from the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer;

      (2) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Seller in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders or the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer or (B) to the Servicer or the Seller, as the case may be, and to the applicable Trustee or Indenture Trustee by Holders of Securities evidencing not less than 25% in principal amount of such Securities, acting together as a single class, or, if applicable, the related Security Insurer;

      (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer or Seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as they become due;

      (4) any breach of any of the representations and warranties of the Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Servicer) which breach has a material adverse effect on the related Trust and which continues for 30 days after the giving of notice of such breach to the Seller or the Servicer, as the case may be, by the applicable Trustee or Indenture Trustee or the Holders of Securities evidencing not less than 25% in principal amount of such Securities, acting together as a single class, or, if applicable, the related Security Insurer; and

      (5) if applicable, the determination by the Security Insurer that the quality of performance of the Servicer is not in compliance with either the terms of the Sale and Servicing Agreement or that the Servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all Motor Vehicle Contracts serviced by the Servicer.

RIGHTS UPON SERVICER DEFAULT

      Termination of the Servicer's Rights and Obligations. Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee, the related Security Insurer, if any, or holders of Notes of the related series evidencing not less than a majority of the principal amount of such Notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that such Indenture Trustee will not be obligated to purchase Contracts if certain representations and warranties of AutoNation Financial Services as Servicer prove incorrect or if certain covenants of AutoNation Financial Services as Servicer are breached.

      Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Trustee, the Security Insurer, if any, or holders of Certificates of the related series evidencing not less than a majority of the principal amount of such Certificates then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that such Trustee will not be obligated to purchase Contracts if certain representations and warranties of AutoNation Financial Services as Servicer prove incorrect or if certain covenants of AutoNation Financial Services as Servicer are breached.

      In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and light-duty truck receivables.

      Waiver of any Default by the Servicer. Unless otherwise provided in the related Prospectus Supplement, the holders of Notes of the related series evidencing not less than a majority of the principal amount of such Notes then outstanding, acting together as a single class, with the consent of the related Security Insurer, if any, may, on behalf of all such Noteholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the holders of Certificates of the related series evidencing not less than a majority of the principal amount of such Certificates then outstanding, acting together as a single class, with the consent of the related Security Insurer, if any, may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

      Obligations of the Trustee or Indenture Trustee. With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the applicable Trustee or Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Sale and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee or Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Unless otherwise specified in the related Prospectus Supplement, no Securityholder will have any right under the Sale and Servicing Agreement to institute any proceeding with respect thereto, unless such Holder previously has given to such Trustee or Indenture Trustee, as applicable, written notice of default and unless (1) holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding and (2) holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding, in either case with the consent of the related Security Insurer, if any, have made written request upon such Trustee or Indenture Trustee to institute such proceeding in its own name as Trustee or Indenture Trustee thereunder and have offered to such Trustee or Indenture Trustee reasonable indemnity and such Trustee or Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.

AMENDMENT

      Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Securityholders, to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided that such action will not materially and adversely affect the interest of any such Securityholder. Any amendment shall be deemed not to materially and adversely affect the interest of any Securityholder if the person requesting the amendment obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the applicable Securities by such Rating Agency.

      Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the parties thereto with the consent of (1) the holders of Notes of the related series evidencing not less than a majority of the principal amount of such Notes then outstanding, acting together as a single class and (2) the holders of Certificates of the related series evidencing not less than a majority of the principal amount of such Certificates then outstanding, acting together as a single class, and in either case with the consent of the related Security Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of such Noteholders or Certificateholders, (2) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series or
(3) result in a taxable event to any of the Securityholders for federal income tax purposes or result in the Trust being taxable as a corporation for federal income tax purposes.

TERMINATION

      With respect to each Trust, the obligations of the Seller, the Servicer, the related Trustee and Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any remaining Contracts that are part of the related Trust Property and (2) (a) the payment to Noteholders and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and the disposition of all property held as part of the related Trust, (b) if applicable, the termination of the related Insurance Policy in accordance with its terms and the surrender of such policy to the related Security Insurer for cancellation, (c) the payment of all amounts owed to such Trustee or Indenture Trustee under the Transfer and Servicing Agreements and (d) if applicable, the payment of all amounts owed to the related Security Insurer in connection with the related Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase the remaining Contracts included in the Trust Property of a Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related Prospectus Supplement at the price specified in the related Prospectus Supplement. The applicable Trustee or Indenture Trustee will give written notice of termination to each Securityholder of record. The final payment or distribution to any Securityholder will be made only upon surrender and cancellation of such Securityholder's Security at an office or agency of the applicable Trustee or Indenture Trustee specified in the notice of termination. Any funds remaining in the applicable Trust, after the applicable Trustee or Indenture Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

THE TRUSTEE AND INDENTURE TRUSTEE

      With respect to each Trust, the applicable Trustee or Indenture Trustee will not make any representations as to the validity or sufficiency of the related Transfer and Servicing Agreements, the related Indenture, the Securities or any related Contracts or related documents. As of the applicable Closing Date, such Trustee or Indenture Trustee will not have examined the Contracts. If no Event of Default has occurred, such Trustee or Indenture Trustee will be required to perform only those duties specifically required of it under the related Transfer and Servicing Agreements or the related Indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to such Trustee or Indenture Trustee under the related Transfer and Servicing Agreements or the related Indenture, as applicable, the making of payments or distributions to Securityholders in the amounts specified in certificates provided by the Servicer and, if applicable, drawing on the related Insurance Policy if required to make payments or distributions to Securityholders.

      Each Trustee and Indenture Trustee, and any of their affiliates, may hold Securities in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee and Indenture Trustee (in certain circumstances, acting jointly with the Servicer) shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust Property. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon such Trustee or Indenture Trustee by the related Transfer and Servicing Agreement or Indenture, as applicable, shall be conferred or imposed upon such Trustee or Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee or Indenture Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of such Trustee or Indenture Trustee.

      Unless otherwise specified in the related Prospectus Supplement, each applicable Trustee and Indenture Trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the related Transfer and Servicing Agreement or Indenture, as applicable. Each applicable Trustee and Indenture Trustee may be removed if it ceases to be eligible to continue as such under the related Transfer and Servicing Agreement or Indenture, as applicable, or if such Trustee or Indenture Trustee becomes insolvent. Any resignation or removal of such Trustee or Indenture Trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor trustee.

      Each applicable Trustee or Indenture Trustee shall be entitled to a fee which, unless otherwise specified in the related Prospectus Supplement, will be payable on an annual basis by the Servicer. Unless otherwise specified in the related Prospectus Supplement, the related Transfer and Servicing Agreement or Indenture, as applicable, will further provide that such Trustee or Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by such Trustee or Indenture Trustee not resulting from such Trustee's or Indenture Trustee's own willful misfeasance, bad faith or negligence (other than errors in judgment) or by reason of breach of any of their respective representations or warranties set forth in the related Transfer and Servicing Agreement or Indenture, as applicable, except to the extent that such loss, liability or expense relates to a specific Contract or Contracts or certain taxes that could be asserted against such Trustee or Indenture Trustee, the related Trust or the related Contracts, in which case such Trustee or Indenture Trustee would be entitled to be indemnified by the applicable Trust.

      AutoNation Financial Services may maintain other banking relationships with each applicable Trustee or Indenture Trustee in the ordinary course of business.

ADMINISTRATION AGREEMENT

      AutoNation Financial Services or another party specified in the related Prospectus Supplement, in its capacity as administrator (the "ADMINISTRATOR"), may enter into an agreement (as amended and supplemented from time to time, an "ADMINISTRATION AGREEMENT") with such Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount to be set forth in the related Prospectus Supplement (the "ADMINISTRATION FEE"). Any Administration Fee will be paid by the Servicer.


                               THE INDENTURE

      The following summary describes certain terms of each Indenture pursuant to which the Notes of a series will be issued. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Indenture and the related Prospectus Supplement.

MODIFICATION OF INDENTURE

      Unless otherwise provided in the related Prospectus Supplement, the Trust and the Indenture Trustee may, with the consent of the Noteholders of the related series evidencing not less than a majority of the principal amount of such Notes then outstanding acting as a single class, and with the consent of the related Security Insurer, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related Indenture, or modifying (except as provided below) in any manner the rights of the related Noteholders.

      With respect to the Notes of a given series, without the consent of the holder of each such outstanding Note affected thereby, unless otherwise provided in the related Prospectus Supplement, no supplemental indenture will:

      (1) change the due date of any installment of principal of, or interest on, any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any such Note or any interest thereon is payable;

      (2) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;

      (3) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture;

      (4) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them;

      (5) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series;

      (6) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements;

      (7) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture; or

      (8) result in a taxable event to any Noteholder for federal income tax purposes.

      Unless otherwise provided in the related Prospectus Supplement, the related Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series or the consent of the related Security Insurer, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that (1) such action will not (A) as evidenced by an opinion of counsel, materially and adversely affect the interest of any such Noteholder or (B) as confirmed by each Rating Agency rating the Notes of the related series, cause the then current rating assigned to any class of such Notes to be withdrawn or reduced and (2) an opinion of counsel as to certain tax matters is delivered.

INDENTURE EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      With respect to the Notes of a given series, "INDENTURE EVENTS OF DEFAULT" under the related Indenture will consist of, among other things:

      (1) a default for five days or more in the payment of any interest on any such Note;

      (2) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable;

      (3) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable Indenture Trustee or, if applicable, the related Security Insurer, or to such Trust and such Indenture Trustee by the holders of at least 25% of the principal amount of such Notes then outstanding acting together as a single class;

      (4) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and such breach has not been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or, if applicable, the related Security Insurer, or to such Trust and such Indenture Trustee by the holders of at least 25% of the principal amount of such Notes then outstanding acting together as a single class;

      (5) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; or

      (6) such other events, if any, set forth in the related Prospectus Supplement.

The failure to pay principal on a class of Notes generally will not result in the occurrence of an Indenture Event of Default until the final scheduled Distribution Date for such class of Notes.

      With respect to each series that includes Notes, the rights and remedies of the related Indenture Trustee, the related holders of such Notes and the related Security Insurer, if any, will be described in the related Prospectus Supplement.

CERTAIN COVENANTS

      Unless otherwise specified in a Prospectus Supplement, each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

      (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

       (2) such entity expressly assumes such Trust's obligation to make due and punctual payments on the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture;

      (3) no Indenture Event of Default shall have occurred and be continuing immediately after such merger or consolidation;

      (4) such Trust has been advised that the rating of the Securities of such series then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation; and

      (5) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any holder of the Securities of such Trust.

      Additionally, the related Indenture will provide that each Trust will not, among other things:

      (1) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust;

      (2) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust;

      (3)  dissolve or liquidate in whole or in part;

      (4) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby;

      (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof; or

      (6) incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, or otherwise in accordance with the Related Documents.

ANNUAL COMPLIANCE STATEMENT

      Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

      The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report setting forth the following:

      (1) its eligibility and qualification to continue as Indenture Trustee under the related Indenture;

      (2)  any amounts advanced by it under the Indenture;

      (3) the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity;

      (4) the property and funds physically held by such Indenture Trustee as such; and

      (5) any action taken by it that materially affects the related Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

      An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, subject to certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

      Certain additional matters relating to the Indenture Trustee are described under "Description of the Transfer and Servicing Agreements--The Trustee and Indenture Trustee."


                   CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

      The transfer of Contracts by AutoNation Financial Services to the Seller, and by the Seller to the applicable Trust, and the pledge thereof to an Indenture Trustee, the perfection of the security interests in the Contracts and the enforcement of rights to realize on the related Financed Motor Vehicles as collateral for the Contracts are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the actions described below to perfect the rights of the applicable Trustee and the Indenture Trustee in the Contracts.

      Unless otherwise specified in the related Prospectus Supplement, under each Sale and Servicing Agreement or Indenture, as applicable, the applicable Trustee or Indenture Trustee initially will have custody of the Contracts included in the Trust Property of a Trust following the sale of the Contracts to the related Trust and the pledge thereof to the related Indenture Trustee, and will hold the Contracts as bailee for the benefit of such Trust or as secured party. The Servicer may be appointed by the applicable Trustee or Indenture Trustee to act as the custodian of the Contracts. Upon such appointment, physical possession of the Contracts will shift from such Trustee or Indenture Trustee to the Servicer. While the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust, appropriate UCC-1 financing statements reflecting the sale and assignment of such Contracts by AutoNation Financial Services to the Seller and by the Seller to such Trust will be filed to perfect such interest and give notice of the Trust's ownership interest in, and the Indenture Trustee's security interest in, the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust and the Indenture Trustee if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's and the Indenture Trustee's interests in the Contracts.

SECURITY INTERESTS IN THE FINANCED MOTOR VEHICLES

      General. In all states in which the Contracts have been originated, retail installment sales contracts such as the Contracts evidence the credit sale of automobiles and/or light-duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or a light-duty truck is perfected by obtaining the certificate of title to the Financed Motor Vehicle or notation of the secured party's lien on the vehicle's certificate of title. The Seller will warrant to the related Trust in the Sale and Servicing Agreement that AutoNation Financial Services has taken all steps necessary to obtain a perfected first priority security interest with respect to all Financed Motor Vehicles securing the Contracts and that such security interest has been assigned to such Trust. If AutoNation Financial Services fails, because of clerical errors or otherwise, to effect or maintain the notation of such security interest on the certificate of title relating to a Financed Motor Vehicle, such Trust may not have a first priority security interest in such Financed Motor Vehicle.

      Perfection. The Seller will sell the Contracts and assign the security interest in each Financed Motor Vehicle to the related Trust. However, because of the administrative burden and expense, the Servicer, the Seller and the Trust will not amend any certificate of title to identify such Trust as the new secured party on the certificates of title relating to the Financed Motor Vehicles. Accordingly, AutoNation Financial Services will continue to be named as the secured party on the certificates of title relating to the Financed Motor Vehicles. In most states, assignments such as those under the Receivables Purchase Agreement and the Sale and Servicing Agreement relating to each Trust together with a perfected security interest in the related financed vehicles is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of such Trust could be released or primed.

      In the absence of fraud or forgery by the Financed Motor Vehicle owner or administrative error by state recording officials, notation of the lien of AutoNation Financial Services will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Motor Vehicle or subsequent lenders who take a security interest in a Financed Motor Vehicle. If there are any Financed Motor Vehicles as to which AutoNation Financial Services has failed to perfect the security interest assigned to the related Trust, such security interest would be subordinate to, among others, subsequent purchasers of the Financed Motor Vehicles and holders of perfected security interests.

      Under the laws of most states, the perfected security interest in a Financed Motor Vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the Financed Motor Vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the Financed Motor Vehicle, absent clerical errors or fraud, AutoNation Financial Services would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the Financed Motor Vehicle in the state of relocation. If the Financed Motor Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, AutoNation Financial Services takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a Financed Motor Vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under each Sale and Servicing Agreement, the Servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous perfection of the security interest of AutoNation Financial Services in the Financed Motor Vehicle.

      Under the laws of most states, certain statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a Financed Motor Vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. With respect to each Trust, the Seller will represent in each Sale and Servicing Agreement that, as of the initial issuance of the Securities of the related series, no such state or federal liens exist with respect to any Financed Motor Vehicle securing payment on any related Contract. However, such liens could arise, or such a confiscation could occur, at any time during the term of a Contract. It is possible that no notice will be given to the Servicer in the event such a lien arises or such a confiscation occurs, and any such lien arising or confiscation occurring after the related Closing Date would not give rise to the Seller's repurchase obligations under the related Sale and Servicing Agreement.

REPOSSESSION

      In the event of default by an obligor, the holder of the related retail installment sales contract has all the remedies of a secured party under the UCC, except as specifically limited by other state laws. Among the UCC remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, under certain circumstances after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

      In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment.

      The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

      Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state "lemon" laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

      Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Contracts, will be subject to any claims or defenses that the purchaser of the applicable Financed Motor Vehicle may assert against the seller of the Financed Motor Vehicle. As to each obligor, such claims are limited to a maximum liability equal to the amounts paid by the obligor on the related Contract. The Seller will represent in each Sale and Servicing Agreement that each of the Contracts, and the sale of the related Financed Motor Vehicle thereunder, complied with all material requirements of such laws and the regulations issued pursuant thereto.

      Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts available under a credit enhancement mechanism, could result in losses to the Securityholders.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

      Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of such obligor's Contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on certain of the Contracts. In addition, such acts impose limitations that would impair the ability of the Servicer to repossess an affected Contract during the obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the related Financed Motor Vehicle in a timely fashion.

      Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts available under a credit enhancement mechanism, could result in losses to the Securityholders.

REPURCHASE OBLIGATION

      Under each Sale and Servicing Agreement, the Seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each related Financed Motor Vehicle as of the related Closing Date. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Contracts." Accordingly, if any defect exists in the perfection of the security interest in any Financed Motor Vehicle as of the Closing Date and such defect adversely affects the related Trust's interest in the related Contract, such defect would constitute a breach of a warranty under the Sale and Servicing Agreement and would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in the Sale and Servicing Agreement, the Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Motor Vehicle, the breach of which would create an obligation of the Servicer to purchase any affected Contract from the related Trust unless the breach is cured.


                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series. The summary does not purport to deal with United States federal income tax consequences or special rules that are applicable to certain categories of holders such as dealers in securities or foreign currency, banks, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt entities, persons that hold the Notes or the Certificates as a position in a "straddle," or as part of a synthetic security or "hedge," "conversion transaction" or other integrated investment, persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. Except to the extent discussed below, this discussion is not applicable to Non-U.S. Holders (as defined below). In addition, this summary is generally limited to investors who will hold the Notes and the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"). Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign, alternative minimum, estate and gift and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

      The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on many of the issues discussed below or on similar transactions involving debt instruments and equity issued by a trust with terms similar to those of the Notes and the Certificates, respectively, and no ruling on any of the issues discussed below will be sought from the IRS. The opinions of counsel ("TAX COUNSEL") (described below) are not binding on the IRS or the courts. As a result, the IRS may disagree with all or a part of the discussion below. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

      PERSONS CONSIDERING THE PURCHASE OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

      For purposes of the discussion below, (1) "U.S. HOLDER" means a beneficial owner of a Note or Certificate, as the case may be, that is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or certain other entities created or organized in or under the laws of the United States, or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust with respect to which a court in the United States is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions and (2) "NON-U.S. HOLDER" means a beneficial owner of a Note or Certificate, as the case may be, other than a U.S. Holder or an individual subject to rules applicable to certain former citizens and residents of the United States.

TAX CHARACTERIZATION OF EACH TRUST

      Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences" herein and is of the opinion that such statements are correct in all material respects. In addition, Tax Counsel will deliver its opinion, subject to the assumptions and qualifications set forth therein, that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust does not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) either the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the Trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

      Opinions of counsel are not binding on the IRS. If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on some or all of the classes of Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates. In addition, Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      Treatment of the Notes as Indebtedness. The parties to the Indenture have agreed, and the Noteholders by their purchase of Notes will be deemed to have agreed, to treat the Notes as debt for United States federal income tax purposes. Upon the issuance of each Series, Tax Counsel will deliver an opinion, subject to the assumptions and qualifications set forth therein, that, although there is no specific authority with respect to the characterization for federal income tax purposes of securities having terms similar to the Notes, the Notes (other than Notes held by the Trust, the Security Insurer or any of their respective affiliates) will be characterized as debt for United States federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      Stated Interest. Payments of "qualified stated interest" (defined below) are includible as ordinary interest income by a holder of a debt obligation at the time such payments are received or accrued in accordance with such holder's regular method of tax accounting. Unless otherwise specified in the relevant Prospectus Supplement, the stated interest on the Notes will constitute qualified stated interest and, as a result, such stated interest will be includible as ordinary income by each U.S. Holder either at the time such payments are received or accrued depending upon whether the U.S. Holder is a cash or accrual basis taxpayer, respectively.

      Original Issue Discount. Unless a Note is a Short-Term Note (as described below), it will be treated as issued with original issue discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount regardless of such holder's normal method of tax accounting. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of any de minimis OID must be included in income as principal payments are received on a Note, in the proportion that each such payment bears to the original principal amount of the Note.

      The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold for money (other than sales to bond houses and brokers). The Trust intends to treat the issue price as including, in addition, the amount paid by the Noteholder for accrued interest, if any, that relates to a period prior to the Closing Date. Under applicable Treasury regulations governing the accrual of OID (the "OID REGULATIONS"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is generally defined as interest that is unconditionally payable at least annually based upon a single fixed rate or certain variable rates.

      The holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral (a "PREPAYABLE OBLIGATION"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "PREPAYMENT ASSUMPTION"). The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, will be provided in the related Prospectus Supplement. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note as of the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Trust intends to report OID on the basis of an accrual period that corresponds to the interval between Distribution Dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than payments of qualified stated interest. The present value of the remaining payments is determined on the basis of three factors: (1) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the original Prepayment Assumption.

      The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments on the Contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Contracts at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that the Contracts will be prepaid at that rate or at any other rate.

      Acquisition Premium on Notes. A U.S. Holder of a Note issued with OID which acquires such Note other than at original issuance for an amount that exceeds the adjusted issue price of the Note but is less than or equal to the sum of all remaining amounts then payable under the Note other than qualified stated interest will be considered to have paid an "acquisition premium." Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

      Bond Premium. Generally, if a U.S. Holder acquires a Note for an amount that exceeds the sum of all remaining amounts then payable under the Note (other than qualified stated interest), the U.S. Holder may elect to treat such excess as "amortizable bond premium."

      If such bond premium is amortized, the amount of stated interest on the Note that must be included in the U.S. Holder's income for each period ending on an interest payment date or at the maturity date, as the case may be, will (except as Treasury regulations may otherwise provide) be reduced by the portion of bond premium allocable to such period based on the Note's yield to maturity. If such an election to amortize bond premium is not made, a U.S. Holder will receive a tax benefit from the premium only in computing such U.S. Holder's gain or loss upon the sale or other taxable disposition of the Note, or upon the full or partial payment of principal.

      An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds the interest on which is includible in the U.S. Holder's gross income and that are held at, or acquired after, the beginning of the U.S. Holder's taxable year as to which the election is made. The election may be revoked only with the consent of the IRS. A U.S. Holder which elects to amortize bond premium must reduce its adjusted basis in the Note by the amount of such allowable amortization.

      Market Discount on Notes. If a U.S. Holder acquires a Note at a "market discount," some or all of any gain recognized by the U.S. Holder upon a subsequent sale or other disposition of the Note, or upon the full or partial payment of principal, may be treated as ordinary income, and not capital gain. Subject to a statutory de minimis exception, "market discount" is the excess, if any, of (1) the stated redemption price at maturity of a debt obligation (or in the case of a Note issued with OID, the "revised issue price") over (2) the taxpayer's adjusted tax basis in such debt obligation immediately after its acquisition. The "revised issue price" of a debt obligation generally equals the sum of its issue price and the total amount of OID includible in the gross income of all holders for periods before the acquisition of the debt obligation by the current holder (without regard to any reduction in such income resulting from any prior purchase at an acquisition premium) and less any cash payments (other than qualified stated interest) already made in respect of such debt obligation.

      In the case of a Note acquired by a U.S. Holder at the Note's original issue, such Note will not be considered to have been purchased by such holder at a market discount if the purchase price paid for the Note equals or exceeds the Note's issue price.

      A U.S. Holder of a Note acquired at a market discount may elect to amortize the market discount into income, through the use of either the straight-line inclusion method or the elective constant yield method. The election will apply to all notes and other obligations acquired by the electing holder at a market discount during the taxable year for which the election is made, and all subsequent taxable years, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the Note in the hands of the holder will be increased by the market discount thereon as it is included in income.

      Unless a U.S. Holder which acquires a Note at a market discount elects to amortize the market discount into income, any gain recognized upon a subsequent disposition of the Notes (other than in connection with certain nonrecognition transactions), or upon the full or partial payment of principal, will be treated as ordinary income to the extent of the amount of the market discount that would otherwise have been amortized into income as of the disposition (utilizing the straight-line method). In addition, such U.S. Holder may be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such Note in an amount not exceeding the deferred income, until such income is realized.

      The Clinton administration's 1999 budget proposal includes a provision which, if passed, would require accrual basis taxpayers to include market discount in income as it accrues. Under this proposal, a Noteholder's yield for purposes of determining and accruing market discount would be limited to the greater of (1) the original yield to maturity of the Note plus 5 percent or (2) the applicable federal rate at the time the holder acquired the Note plus 5 percent. There can be no certainty, however, as to whether this provision of the Clinton administration's budget proposal will be enacted or what its effective date would be.

      Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, premium and acquisition premium, a holder of a Note (other than a Short-Term Note, as described below) may elect to include all income that accrues on the Note using the constant yield method. If a Noteholder makes this election, income on a Note will be calculated as though (1) the issue price of the Note were equal to the Noteholder's adjusted basis in the Note immediately after its acquisition by the Noteholder; (2) the Note were issued on the Noteholder's acquisition date; and (3) none of the interest payments on the Note were "qualified stated interest." A Noteholder may make such an election for a Note that has premium or market discount, respectively, only if the Noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "--Market Discount" and "--Amortizable Bond Premium."

      Short-Term Notes. A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (not including accrued but unpaid interest not previously included in income) and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss and any gain or loss realized upon prepayment of a Note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest, accrued market discount or OID not previously included in income and will be long-term capital gain or loss if the holder held the Note for more than one year. The maximum rate of federal income taxation on net long-term capital gain realized by a non-corporation is 20%. Capital losses generally may be used only to offset capital gains.

TAXATION OF NON-U.S. HOLDERS OF NOTES

      Payments of interest (including OID, if any), principal and premium, if any, on the Notes to any Non-U.S. Holder will not be subject to United States federal withholding tax, providing that, in the case of interest, such person (1) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Trust's or the Seller's equity that is entitled to vote, (2) is not a controlled foreign corporation related, directly or indirectly, to the Trust or the Seller through equity ownership and (3) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and provided that the statement requirement described in the next sentence has been fulfilled with respect to the beneficial owner. Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding tax described in the previous sentence, either the beneficial owner of the Note, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "FINANCIAL INSTITUTION") and that is holding the Note on behalf of such beneficial owner, file a statement with the relevant United States withholding agent to the effect that the beneficial owner of the Note is not a United States person. Under temporary Treasury regulations which apply to both stated interest and sale or exchange proceeds if either is paid with respect to a Note on or before December 31, 2000, such requirement will be fulfilled if (1) the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address and (2) any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the relevant United States withholding agent to the effect that it has received such a statement from the Noteholder (and furnishes the relevant United States withholding agent with a copy thereof). Recently issued final Treasury regulations (the "FINAL REGULATIONS"), which apply to interest (including OID) and sale or exchange proceeds paid with respect to a Note after December 31, 2000, also provide that the requirement of Sections 871(h) and 881(c) generally will be fulfilled if beneficial owners (including partners of certain foreign partnerships, as well as certain foreign partnerships) meet the two conditions set forth in the preceding sentence. However, a beneficial owner that is a foreign estate or trust (or fiduciary thereof), a foreign partnership that has entered into a withholding agreement with the IRS, or a Non-U.S. Holder holding a Note through its United States branch will be required to provide its "taxpayer identification number" in addition to its name and address on Form W-8. Foreign partnerships and their partners should consult their tax advisors regarding possible additional reporting requirements.

      Notwithstanding the foregoing, if interest or other income received with respect to the Note is effectively connected with a United States trade or business conducted by a Non-U.S. Holder, such Noteholder, although exempt from the withholding tax described in the preceding paragraph, may be subject to United States federal income tax on such interest in the same manner as if it were a U.S. Holder. In addition, if such Noteholder is a corporation, it may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

      A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Note, unless (1) such Noteholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either
(a) such individual has a "tax home" (as defined in Code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or (2) such gain is effectively connected with the conduct by such Noteholder of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, certain information, including the Noteholder's name, address and taxpayer identification number (either the Noteholder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid and the amount of tax withheld, if any.

      In the event a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, "backup" withholding of tax equal to 31% of each payment of interest and principal on the Notes may be required. This backup withholding is not an additional tax and may be credited against the Noteholder's United States federal income tax liability, provided that the required information is furnished to the IRS.

      Under current Treasury regulations, information reporting and backup withholding will not apply to payments made to a Noteholder that is a Non-U.S. Holder if the certifications required by Section 871(h) and 881(c) of the Code (described above) are received, provided that the payer does not have actual knowledge that the payee is a United States person.

      The Final Regulations modify the backup withholding and information reporting procedures in certain respects for payments made after December 21, 2000. Prospective investors are urged to consult their tax advisors regarding the application of the backup withholding and information reporting rules.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the Trust would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, except as otherwise provide in the related Prospectus Supplement, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, the interest paid to certain tax-exempt entities (including pension funds) would be subject to tax as "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      Treatment of the Trust as a Partnership. Unless otherwise set forth in the Prospectus Supplement, the Seller and the Servicer will agree, and the Certificateholders will be deemed to have agreed by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Seller and the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates generally have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Partnership Taxation. Assuming that the Trust is classified as a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of
(1) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Certificate Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (2) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (3) prepayment premium payable to the Certificateholders for such month; and (4) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Certificate Interest Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

      Certificateholders will be required to report items of income, loss and deduction allocated to them by the Trust in the taxable year in which or with which the taxable year of the Trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or the profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      Limitations on Losses and Deductions. In the event that losses or deductions are allocated to Certificateholder in the circumstances described above, the following rules will apply. Under the "passive activity" rules of the Code, any loss allocated to a Certificateholder which is a natural person, estate, trust, closely held "C" corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a Certificateholder would be "portfolio income." Certain limitations regarding the deductibility of passive activity losses are imposed under the Code. Moreover, any losses allocated to a Certificateholder may be capital losses.

      An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all such expenses exceed two percent of such individual taxpayer's adjusted gross income. Furthermore, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

      The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contact, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.)

      If the Trust acquires the Contracts at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

      Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will, however, recognize gain to the extent any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "--Disposition of Certificates") immediately before distribution, and a Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss would be long-term capital gain or loss if the holding period of the Certificates were more than one year, assuming that the Certificates are held as capital assets.

      Disposition of Certificates. Generally, gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate). Assuming the Certificates are held as capital assets, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Certificates are held for more than one year.

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust, if not the calendar year, will be set forth in the related Prospectus Supplement. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(1) the name, address and taxpayer identification number of the nominee and
(2) as to each beneficial owner (A) the name, address and taxpayer identification number of such person, (B) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (C) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

      The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust. While the Certificateholders may participate in any adjudicative process that is undergone at the Trust level in arriving at such a determination, such Certificateholders will be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificateholders with a less than 1 percent interest in the Trust (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on its own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

TAXATION OF NON-U.S. HOLDERS OF CERTIFICATES

      It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Holders of Certificates ("NON-U.S. CERTIFICATEHOLDERS") because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-U.S. Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non- U.S. Certificateholders that are taxable as corporations and 39.6% for all other Non-U.S. Certificateholders. The Final Regulations or subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each Non-U.S. Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each Non-U.S. Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Non-U.S. Certificateholder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, a Non-U.S. Certificateholder will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non- U.S. Certificateholder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF INTERESTS IN THE NOTES OR THE CERTIFICATES, AS WELL AS THE GIFT, ESTATE, ALTERNATIVE MINIMUM TAX CONSEQUENCES AND THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.


                            ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

      Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

      Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Benefit Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a "party-in-interest" with respect to a Benefit Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should also note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor was required to issue final regulations (the "GENERAL ACCOUNT REGULATIONS") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan.

      As of the date hereof, proposed regulations have been issued by the Department of Labor and final regulations are expected to be issued in the near future, although the timing and nature of any final regulation is uncertain. It should be noted that if these regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

      DUE TO THE COMPLEXITIES OF THE "PROHIBITED TRANSACTION" RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS IMPORTANT THAT THE FIDUCIARY OF ANY BENEFIT PLAN CONSIDERING THE PURCHASE OF SECURITIES CONSULT WITH ITS TAX AND LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE RELATED TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

      ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF A BENEFIT PLAN IS IN NO RESPECT A REPRESENTATION BY A TRUST OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR BENEFIT PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR BENEFIT PLAN. EACH BENEFIT PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR BENEFIT PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.


                                UNDERWRITING

      Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the Securities of a series (each, an "UNDERWRITING AGREEMENT"), the Seller will agree to cause the related Trust to sell to the underwriter(s) named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Securities, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related Prospectus Supplement.

      In the Underwriting Agreement with respect to any given series of Securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth therein, to purchase all the Securities offered by the related Prospectus Supplement if any of such Securities are purchased.

      Each Prospectus Supplement will either (1) set forth the price at which each class of Securities being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (2) specify that the related Securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

      Each Underwriting Agreement will provide that AutoNation Financial Services and the Seller will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or contribute to payments the several underwriters may be required to make in respect thereof. The place and time of delivery for any series of Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

      Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.


                               LEGAL MATTERS

      Certain legal matters relating to the issuance of the Securities of any series will be passed upon for the related Trust and the Seller by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters relating to the issuance of the Securities will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, certain matters of Florida law will be passed upon for the related Trust and the Seller by Tripp Scott, P.A., Fort Lauderdale, Florida.


                         REPORTS TO SECURITYHOLDERS

      Unless and until Definitive Certificates are issued, monthly and annual reports containing information concerning the Trust and prepared by the Servicer will be sent on behalf of the Trust to Cede, as nominee of DTC and the registered holder of the related Certificates, pursuant to the Sale and Servicing Agreement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of AutoNation Financial Services to Securityholders. The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Exchange Act and the rules and regulations of the Commission thereunder.


                    WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement with the Commission relating to the Securities (the "REGISTRATION STATEMENT"). This Prospectus is part of the registration statement, but the registration statement includes additional information.

      The Servicer will file with the Commission all required annual, monthly and special Commission reports and other information about the Trust.

      You may read and copy any reports, statements or other information we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission are also available to the public on the Commission's Internet site (http://www.sec.gov).

      The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the Commission will automatically update the information in this Prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this Prospectus or the related Prospectus Supplement.

      As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (954) 769-4555.




                            INDEX OF DEFINED TERMS


Administration Agreement................................................39
Administration Fee......................................................39
Administrator...........................................................39
AutoNation..............................................................18
AutoNation Dealer........................................................6
AutoNation Financial Services...........................................17
Bankruptcy Code.........................................................16
Benefit Plan............................................................64
Business Day............................................................14
Cede....................................................................21
Certificate Interest Rate...............................................20
Certificate Principal Balance...........................................20
Certificateholders......................................................19
Certificates.............................................................5
Code....................................................................50
Collection Account......................................................29
Collection Period.......................................................26
Commission..............................................................22
Contracts................................................................5
Cut-Off Date............................................................13
Dealer Service Center....................................................7
Dealers..................................................................6
Defaulted Contract......................................................26
Definitive Securities...................................................24
Distribution Date.......................................................14
Distribution Date Statement.............................................32
DTC.....................................................................21
DTC Rules...............................................................22
Due Date................................................................11
Electronic Credit Applications...........................................7
Eligible Investments....................................................29
ERISA...................................................................64
Exchange Act............................................................22
Final Regulations.......................................................56
Financed Motor Vehicles..................................................5
Financial Institution...................................................56
FTC Rule................................................................48
Full Prepayment.........................................................14
General Account Regulations.............................................65
Holders.................................................................24
Indenture............................................................5, 19
Indenture Events of Default.............................................41
Indenture Trustee........................................................5
Indirect Participants...................................................22
Insolvency Laws.........................................................16
Insurance Policy........................................................30
IRS.....................................................................51
Liquidation Expenses....................................................30
Motor Vehicle Contract...................................................6
Net Insurance Proceeds..................................................30
Net Liquidation Proceeds................................................30
Non-U.S. Certificateholders.............................................63
Non-U.S. Holder.........................................................51
Note Interest Rate......................................................19
Note Principal Balance..................................................19
Noteholders.............................................................19
Notes....................................................................5
OID.....................................................................52
OID Regulations.........................................................52
Original Pool Balance...................................................15
Participants............................................................21
Plan Assets Regulation..................................................64
Pool Balance............................................................15
Pool Factor.............................................................15
Prefunded Amount........................................................14
Prefunding Account......................................................13
Prefunding Arrangement..................................................13
Prepayable Obligation...................................................53
Prepayment Assumption...................................................53
Prospectus Supplement....................................................5
Rating Agency...........................................................20
Receivables Pool........................................................12
Receivables Purchase Agreement..........................................16
Record Date.............................................................24
Registration Statement..................................................67
Related Documents.......................................................42
Repurchase Amount.......................................................29
Sale and Servicing Agreement............................................26
Securities...............................................................5
Securities Act..........................................................66
Security Insurer........................................................30
Security Owners.........................................................22
Securityholders.........................................................19
Seller...................................................................5
Servicer.................................................................5
Servicer Default........................................................34
Servicer Report Date....................................................32
Servicing Fee...........................................................32
Servicing Fee Rate......................................................32
Short-Term Note.........................................................55
Simple Interest Method..................................................13
Strip Certificates......................................................20
Strip Notes.............................................................19
Subsequent Contracts....................................................13
Tax Counsel.............................................................51
Third Party Dealer.......................................................6
Transfer and Servicing Agreements.......................................26
Trust....................................................................5
Trust Accounts..........................................................29
Trust Agreement..........................................................5
Trust Property...........................................................5
Trustee..................................................................5
U.S. Holder.............................................................51
UCC.....................................................................17
Underwriting Agreement..................................................66




                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

      Registration Fee..................................      $278
      Printing and Engraving ...........................         *
      Trustee's Fees ...................................         *
      Legal Fees and Expenses ..........................         *
      Blue Sky Fees and Expenses .......................         *
      Accountants' Fees and Expenses ...................         *
      Rating Agency Fees ...............................         *
      Miscellaneous Fees ...............................         *
                                                          --------
           Total........................................  $      *
                                                          ========

*to be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Set forth below are certain provisions of law and of the Certificate of Incorporation and By-Laws of AutoNation Receivables Corporation. The general effect of such provisions is to provide indemnification to officers and directors of such corporation for actions taken in good faith.

      Section 145 of the General Corporation Law of Delaware provides as follows:

      145.  Indemnification of Officers, Directors, Employees and Agents;
Insurance

      (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
      (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and
      (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or
      (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Article ELEVENTH of the Certificate of Incorporation of AutoNation Receivables Corporation provides as follows:

      (a) A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
      (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

      (b) Any repeal or modification of paragraph (a) of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      Article XI of the By-laws of AutoNation Receivables Corporation provides as follows:

           Section 1. Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director, officer or agent of the Company (which term shall include any predecessor corporation of the Company) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expenses, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this
      Article XI with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made in advance of the final disposition of a proceeding only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article XI or otherwise. Expenses incurred by agents in defending in any action, suit or proceeding, whether civil, criminal, administrative or investigative may be paid by the Company upon such terms and conditions, if any, as the Board of Directors deems appropriate.

           Section 2. Claims. If a claim under Section 1 of this Article XI is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover payments by the Company of expenses incurred by an indemnitee in defending in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also for the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) or by the Company to recover payments by the Company of expenses incurred by an indemnitee in defending, in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this Article XI or otherwise shall be on the Company. Neither the failure of the Company (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.

           Section 3. Rights Not Exclusive. The rights conferred on any person by Sections 1 and 2 of this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

           Section 4. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

           Section 5. Employees. Persons who are not included as indemnitees under Section 1 of this Article XI but are employees of the Company or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (A)  EXHIBITS

           1.1     Form of Underwriting Agreement.*

           4.2 Form of Trust Agreement of ANRC Auto Owner Trust 199__ between the Seller and the Owner Trustee.*

           4.3 Form of Indenture between ANRC Auto Owner Trust 199__ and the Indenture Trustee (including forms of Notes).*

           5.1     Opinion of Weil Gotshal & Manges LLP re: Legality.*

           8.1     Opinion of Weil Gotshal & Manges LLP re: Tax Matters.*

          10.1 Form of Sale and Servicing Agreement among the Seller, the Servicer and the Indenture Trustee.*

          10.2 Form of Administration Agreement among ANRC Auto Owner Trust 199__, the Seller, the Servicer and the Indenture Trustee.*

          23.1     Consent of Weil Gotshal & Manges LLP (contained in
                   Exhibit 5.1).*

          23.2     Consent of Weil Gotshal & Manges LLP (contained in
                   Exhibit 8.1).*

          24.1     Power of Attorney (included on page II-8).

          25.1     Form T-1 of Indenture Trustee.*

          99.1     Form of Prospectus Supplement.

------------------------
*  to be filed by amendment


      (B)  FINANCIAL STATEMENTS

      All financial statements, schedules and historical financial information have been omitted as they are not applicable.


ITEM 17.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes as follows:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
      Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this Registrant Statement as of the time it was declared effective.

            (g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 25, 1999.

                              AUTONATION RECEIVABLES CORPORATION,
                              as originator of the Trusts


                              By: /s/ Kathleen W. Hyle
                                 --------------------------------
                                 Kathleen W. Hyle
                                 President and Director




                             POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Kathleen W. Hyle his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JUNE 25, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

            SIGNATURES                                 TITLE

          /s/ Kathleen W. Hyle          President (Chief Executive Officer)
      -----------------------------     and Director
              Kathleen W. Hyle


         /s/ Peter H. Sorenson          Director
      -----------------------------
             Peter H. Sorenson


         /s/ James O. Cole              Secretary and Director
      -----------------------------
             James O. Cole


         /s/ Leland F. Wilson           Treasurer (Chief Financial Officer
      -----------------------------     and Principal Accounting Officer)
             Leland F. Wilson